UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CB Richard Ellis Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

On April 23, 2009, CB Richard Ellis Group, Inc. (the “Company”) filed a Definitive Proxy Statement for the 2009 Annual Meeting of Stockholders of the Company to be held on June 2, 2009 (the “Proxy Statement”), which contains a proposal to be submitted to the Company’s stockholders to approve a stock option exchange program for employees including the Company’s named executive officers but excluding the Company’s non-employee directors (the “Proposed Option Exchange Program”). In connection with the Proposed Option Exchange Program, the Company is herewith filing (i) a written communication from the Company’s General Counsel sent to employees who would be eligible for the Proposed Option Exchange Program and (ii) a Stock Option Exchange Program Frequently Asked Questions sent to employees who would be eligible for the Proposed Option Exchange Program on April 23, 2009.

The Proxy Statement does not constitute an offer to holders of the Company’s outstanding stock options to exchange those options. The Proposed Option Exchange Program will only be commenced, if at all, if the Company’s stockholders approve the Proposed Option Exchange Program and the Company then determines to proceed with the Proposed Option Exchange Program.

The Option Exchange Program described above has not yet commenced. When and if we commence the Option Exchange Program, we will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (“SEC”). Persons who are eligible to participate in the Option Exchange Program should read the Tender Offer Statement on Schedule TO and other related materials when those materials become available, because they will contain important information about the Option Exchange Program.

In connection with the proposal to be voted on by our stockholders with respect to the Option Exchange Program discussed above, we have filed a proxy statement with the SEC. Stockholders are urged to read the proxy statement and any additional materials as and when they become available and before making any voting decision regarding the Option Exchange Program, because they will contain important information about the proposal to be voted on by stockholders referenced above.

Stockholders and option holders will be able to obtain the written materials described above and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov or at www.cbre.com/investorrelations. In addition, stockholders and option holders may obtain free copies of the documents filed by the Company with the SEC by directing a written request to: CB Richard Ellis Group, Inc., Attention: Investor Relations, 200 Park Ave., 17th Floor, New York, New York 10166.

Item 12.	Exhibits

Exhibit Number	Description
99.1	Communication from the Company’s General Counsel to employees who would be eligible for the Proposed Option Exchange Program (incorporated by reference from Exhibit 99.2 to the Tender Offer Statement filed by the Company on April 23, 2009).

99.2	Stock Option Exchange Program Frequently Asked Questions, dated April 23, 2009 (incorporated by reference from Exhibit 99.3 to the Tender Offer Statement filed by the Company on April 23, 2009).